Exhibit 99.1

NOVEL CFTR MODULATOR COMBINATIONS: EVALUATION OF THE CORRECTOR PTI-801, POTENTIATOR PTI-808, AND AMPLIFIER PTI-428 IN CF SUBJECTS

Jane Davies, MD, on behalf of the study team
Imperial College London
Royal Brompton Hospital, London, UK

Imperial College London

13° AUSTRALASIAN CYSTIC FIBROSIS CONFERENCE

3 – 6 August 2019

Perth, Australia

Relationships Fees received by Imperial College London for participation in Advisory Boards and Clinical trial leadership: Proteostasis Therapeutics, Vertex Pharmaceuticals, AbbVie, Galapagos and Flatley

Proteostasis Therapeutics' Approach to Restoration of CFTR Activity

Novel CFTR modulators have been tested in multiple clinical paridigms

	Regulatory Designation	Add-on to approved modulators	Double combination	Triple combination
Potentiator PTI-808	Fast Track (FDA)		✓	✓
Corrector PTI-801	Fast Track (FDA)	✓	✓	✓
Amplifier PTI-428	Breakthrough Therapy (FDA) Orphan Drug (FDA, EMA)	✓		✓



Conductance
Activity
Stability
Folding
Translation
Splicing
Transcription
PTI-808
Potentiator
PTI-801
Corrector
PTI-428
Amplifier

Exploring the Capacity for More in Homo- and Heterozygous HBE Cells Mature CFTR Immature CFTR Na-ATPase F508del/F508del HBE F508del/nonsense HBE PTI-801 PTI-808 PTI-428 TEZ IVA VX-659 + + + + + + + + + + + + - - - - - - - - - - - - - - - - - - - - - - - - + + + + + + + + + + + + - - - - - - - - - - - - - - - - - - - - - - - - Immunoblot Electrophysiology

Double and Triple Combination Study Design CF Subjects ≥ 18 years of age Lung function 40-90% (ppFEV1). Not taking CFTR modulator therapies Not excluding subjects with lung colonization with organisms associated with a more rapid decline in pulmonary status Primary Objectives Safety and tolerability of dose combinations of PTI-801, PTI-808 and PTI-428 Secondary Objectives PK profile of multiple dose combinations Treatment effect on FEV1 over time Exploratory Objectives Treatment effect on sweat chloride PTI-801: 600 mg PTI-808: 150 mg PTI-428: 30 mg Placebo PTI-801: 400 mg PTI-808: 300 mg (ongoing) Placebo -7 Day 1 14 7 Screening period PTI-801: 200 mg PTI-808: 300 mg PTI-428: 30 mg PTI-808: 300 mg PTI-808: 150 mg PTI-801: 300 mg PTI-808: 300 mg PTI-801: 200 mg PTI-808: 100 mg F508del homozygous not taking CFTR modulator therapies

Over 50 Subjects Completed Combination Studies in North America and in Europe

Triple combination Double combination Cohort 1 n=12 Cohort 2 n=13 Placebo n=6 Low dose double n=9 Mid dose double n=5 Placebo n=4 PTI-801 dose 200 mg 600 mg - 200 mg 300 mg - PTI-808 dose 300 mg 150 mg - 100 mg 300 mg - PTI-428 dose 30 mg 30 mg - - - - Age, year (mean SD) 29.7 (9.6) 35.3 (10.6) 27.8 (7.0) 36.1 (12.4) 26.0 (8.8) 26.3 (4.5) Baseline ppFEV1 (mean, SD) 54.1 (10.3) 66.6 (13.4) 65.0 (12.6) 57.0 (16.6) 50.7 (12.7) 69.6 (7.1) Baseline sweat chloride mmol/L (mean, SD) 104.5 (9.2) 100.3 (8.1) 93.8 (8.1) 99.9 (10.6) 98.7 (13.4) 109.5 (1.4) Height, cm (mean, SD) 168.0 (9.2) 168.0 (7.6) 171.4 (7.2) 167.8 (10.4) 172.8 (4.9) 161.3 (9.4) BMI, kg/m2 (mean, SD) 20.1 (2.0) 22.9 (4.2) 19.9 (2.2) 22.2 (2.1) 22.3 (0.9) 22.7 (2.3) Subjects with lung colonization status* 1 2 2 0 0 1 Double and Triple Combination Study Demographics *Lung Colonization status associated with a more rapid decline in pulmonary status (e.g., Burkholderia cenocepacia and Mycobacterium abscessus) excluded in the ad hoc subset analysis

Triple combination Double combination Cohort 1 n=12 Cohort 2 n=13 Placebo n=6 Low dose double n=9 Mid dose double n=5 Placebo n=4 PTI-801 dose 200 mg 600 mg - 200 mg 300 mg - PTI-808 dose 300 mg 150 mg - 100 mg 300 mg - PTI-428 dose 30 mg 30 mg - - - - Subjects completed study (n) 11 13 6 8 5 4 Safety summary and key respiratory adverse events (n) At least one AE 11 9 5 8 3 4 Pulmonary exacerbation* 1 0+ 1 0 0 0 Cough 0 0 1 1 0 0 Chest discomfort 0 0 0 1 1 0 Dyspnoea 0 1 0 0 0 0 Other adverse events (n) Nausea (most frequent AE in triple study) 1 1 2 0 0 0 Headache (most frequent AE in double study) 1 0 1 2 0 1 Double and Triple Combinations Generally Well Tolerated *Excluded in the ad hoc subset analysis +1 PE post treatment period

Double combination resulted in a +6.6 ppFEV1 improvement compared to placebo* Triple combination resulted in a +8 ppFEV1 improvement compared to placebo* Statistical Significance in Improvement in Lung Function Achieved with both Double and Triple Combinations No plateau in ppFEV1 response was observed at the end of 14 day treatment period with the PTI triple PTI Triple Combination PTI-801: 600 mg, PTI-808: 150 mg, PTI-428: 30 mg PTI Double Combination PTI-801: 300 mg, PTI-808: 300 mg *Previously disclosed data on October 17, 2018 and March 25, 2019 placebo placebo n=5 n=8 n=3 n=3

Double combination resulted in -12 mM improvement in sweat chloride compared to placebo* Triple combination resulted in -24 mM improvement in sweat chloride compared to placebo* Statistical Significance in Sweat Chloride Improvement Achieved in both Double and Triple Combinations PTI Triple Combination PTI-801: 600 mg, PTI-808: 150 mg, PTI-428: 30 mg PTI Double Combination PTI-801: 300 mg, PTI-808: 300 mg *Previously disclosed data on October 17, 2018 and March 25, 2019 placebo placebo n=5 n=10 n=3 n=6

PTI-808 exposure PTI-801 exposure low high Double Triple Drug Exposure Driven Sweat Chloride Improvement in Subjects Treated with PTI-801 and PTI-808

Potential Best-in-Class Double Backbone Serves as a Next Step in a Global Phase 2 Leading into Phase 3 Study Program

Double and Triple Combination Phase 2 **Study Design** for Patients with **at least one F508del Mutation**


Double (PTI-801: 600 mg PTI-808: 300 mg)
Triple (PTI-801: 600 mg PTI-808: 300 mg PTI-428: 10 mg)
Placebo
Global Phase 3 study
Screening period
Day 1
14
28

Primary Objectives
- Safety and tolerability

Secondary Objectives
- PK profile of double and triple drug combinations
- Treatment effect on FEV_1
- Treatment effect on sweat chloride

Exploratory Objectives
- CFQ-R

- CF Subjects ≥ 18 years of age
  Homo- or heterozygous for the F508del mutation
- Lung function 40-90% ($ppFEV_1$)
- BMI ≥ 16 and ≤ 30
- Respiratory stability at least 28 days prior to dosing
- Targeted enrollment of 30 homozygous subjects and 30 heterozygous subjects

THANK YOU Lead investigators Damian Downey, MD, Patrick Flume, MD, and Manu Jain, MD, global study teams and all participating people with Cystic Fibrosis and their families 13° AUSTRALASIAN CYSTIC FIBROSIS CONFERENCE 3 – 6 August 2019 Perth, Australia